EXHIBIT 10.2
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

Private and Confidential

THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”), made as of the last date executed below (the “Effective Date”), by and among Trey Resources, Inc. a Delaware corporation with a principal address of 5 Regent Street, Suite 520, Livingston New Jersey 07039 (“the “Company”), and, an individual with an address of (“Buyer”). Each of the Company and Buyer is a “Party” and together, are the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company has authorized 1,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), of which none are issued and outstanding prior to the Effective Date;

WHEREAS, the Company has designated two (2) shares of Preferred Stock as Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), having the rights, preferences, privileges, powers and restrictions set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on May 4, 2011 and attached hereto as Exhibit A; and

WHEREAS, the Company desires to issue, sell and transfer, and Buyer desires to purchase and receive, one (1) share of Series A Preferred Stock (the “Purchased Share”) subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements, covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the Parties, intending to be legally bound, hereby agree as follows:

1. Agreement to Purchase and Sell; Consideration.  The Company hereby agrees to issue, sell and transfer to Buyer, and Buyer hereby agrees to purchase and receive from the Company, the Purchased Share, free and clear of any and all liens, mortgages, security interests, encumbrances and other restrictions or limitations (other than restrictions on resales of the Purchased Share under applicable federal or state securities laws, and the rules and regulations promulgated thereunder) (collectively, “Liens”), as partial consideration for Buyer’s agreement to accept that certain promissory note, dated April 11, 2011, in the principal amount of $275,000, issued by the Company, as maker, to Buyer, as holder (the “Consideration”).

2. Closing.  On or before May 11, 2011 (the “Closing Date”), the Parties shall perform the following:

(a) Buyer shall deposit a duly authorized and validly executed copy of this Agreement with Lucosky Brookman LLP, a limited liability partnership with a principal address of 33 Wood Avenue South, 6th Floor, Iselin, New Jersey 08830 (the “Escrow Agent”);

(b) The Company shall deposit with the Escrow Agent (i) a duly authorized and validly executed copy of this Agreement and (ii) the stock certificate representing the Purchased Share, together with all documents necessary to effectuate the issuance and transfer of the Purchased Share.  Upon the closing of the purchase and sale (the “Closing”), the Company shall cause the Escrow Agent to release the Purchased Share to Buyer; and

(c) The Board of Directors of the Company (the “Board”) shall execute a resolution approving the terms of this Agreement.

3. Transfer Agent.  Buyer agrees that Fidelity Transfer Company (the “Transfer Agent”) shall have full power and authority to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement and cancellation of all of the Company’s stock certificates.  The Company shall pay all fees due to the Transfer Agent.

4. Representations and Warranties of the Company.  The Company hereby represents and warrants, for a period of twelve (12) months from the Effective Date, to Buyer that all of the statements in the following paragraphs of this Section 4 are true and complete as of the date hereof and shall be true and complete as of the Closing Date.

(a) Due Incorporation; Good Standing.  The Company is duly organized and in good standing in the State of Delaware and in every state in which the Company is or should be authorized to do business, unless the failure to be so qualified does not have a material adverse effect on the Company.

(b) Full Power and Authority. The Company has full corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

(c) No Liens.  The Purchased Share shall be free and clear of any and all Liens.

(d) Valid Issuance. The Purchased Share shall be, when issued, duly authorized, validly issued, fully paid and non-assessable.

(e) Good Title.  Upon delivery to Buyer at the Closing of a stock certificate representing the Purchased Share, Buyer shall have good and valid title to the Purchased Share.

(f) No Conflicts.  The execution and performance of this Agreement will not constitute a breach of the Company’s Certificate of Incorporation or By-laws.

(g) No Broker.  Neither the Company nor any of Representatives (as defined herein) has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement, and the Company hereby indemnifies Buyer against any Losses (as defined herein) arising from the breach of this Section.

5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Company that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof and shall be true and complete as of the Closing Date.

(a) Full Power and Authority.  Buyer has full power and authority to enter into this Agreement.

(b) Exempt Transaction.  Buyer understands that the sale of the Series A Preferred Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and exempt from registration or qualification under any state law.

(c) Restricted Securities.  Buyer understands that the Purchased Share is characterized as a “restricted security” under the Securities Act inasmuch as it was acquired from a transaction that was not a public offering.

(d) Series A Preferred Stock.  The Series A Preferred Stock purchased by Buyer hereunder will be acquired for investment only for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing, the same.

(e) Investment Experience.  Buyer understands that the purchase of the Series A Preferred Stock involves substantial risk.  Buyer has such knowledge and experience in financial, tax and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Series A Preferred Stock and the Company and to protect Buyer’s interests in connection with the investment and to make an informed investment decision with respect thereto.

(f) Complete Loss of Investment.  Buyer represents that his financial condition and investments are such that he is in a financial position to hold the Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the investment in the Purchased Share.

(g) No Oral Representations.  No oral or written representations have been made other than those stated in this Agreement. Buyer is not relying on any oral statements made by the Company or any of the Company’s Affiliates or their respective directors, officers, managers, members, partners, stockholders, employees, representatives, agents, executors or heirs, as applicable (collectively, the “Representatives”), as applicable, in purchasing the Series A Preferred Stock.  For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.  The term “control” as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise.  Further, for purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof).

(h) Information about the Company. Buyer has been given the opportunity to ask questions of, and receive answers from, the Company concerning the Company and the Series A Preferred Stock and any other matters pertaining to the transactions contemplated herein.

6. Mandatory Conversion. Buyer hereby irrevocably acknowledges and agrees that upon Buyer’s deemed receipt of a written demand by the Company (the “Mandatory Conversion Notice”), which demand shall not be made any later than January 15, 2012 (unless otherwise mutually agreed by the Parties in writing), the Purchased Share shall automatically convert (the “Mandatory Conversion”), without any further action required by Buyer, into that number of shares of Class A Common Stock, par value $.00001 per share (“Class A Common Stock”), as shall constitute at the time of Buyer’s deemed receipt of the Mandatory Conversion Notice, one percent (1%) of the issued and outstanding shares of Class A Common Stock immediately following the Mandatory Conversion.  Promptly after the Mandatory Conversion, Buyer shall deliver to the Company the original stock certificate representing the Purchased Share or a certificate of lost, destroyed or mutilated certificate satisfactory to the Company if such stock certificate cannot be produced.  Upon and after the Mandatory Conversion, Buyer shall not have any rights whatsoever with respect to the Purchased Share except for the right to receive the Class A Common Stock as set forth in this Section 6.

7. Indemnification.

(a) In consideration of this Agreement, the Company covenants and agrees that Buyer shall be indemnified and held harmless from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities (collectively, the “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other governmental or administrative agency proceedings in respect thereof, including, without limitation, enforcement of this Agreement (collectively, the “Actions” and together with the Liabilities, the “Losses”) which are incurred as a result of the Company’s breach of any material representations, warranties and/or covenants set forth herein; provided that the breach is not the result of Buyer’s negligence or misconduct.  Without limiting the foregoing, Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

(b) In consideration of this Agreement, Buyer covenants and agrees, for itself and its Affiliates, that Buyer shall indemnify and hold harmless the Company and its Representatives from and against any and all Losses which are incurred as a result of Buyer or any of Buyer’s Representatives’ breach of this Agreement, including, but not limited to, the breach of any representations, warranties and/or covenants set forth herein.

8. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed entirely within such State without giving effect to any choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the State of New Jersey.

9. Term / Survival.  The terms of this Agreement shall be effective as of the Effective Date and continue until such time as the obligations hereunder are fully satisfied; provided, however, that the terms, conditions and obligations of Sections 4, 5, 7, 8, 10, 13, 18, 19 and 20 of this Agreement and this Section 9 shall survive the termination of this Agreement.

10. Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns, or heirs and executors, as applicable, of the Parties.

11. Counterparts.                                This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  A faxed or electronic copy of this Agreement shall be deemed an original.

12. Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

13. Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date, and signed by all Parties. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.  All remedies, either under this Agreement, by law or otherwise afforded to a Party, shall be cumulative and not alternative.

14. Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15. Termination.  The Parties may not, except for a material breach or failure of a condition or requirement, terminate this Agreement.

16. Entire Agreement.   This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties with respect to the subject matter hereof, whether written or oral.

17. Further Assurances.  From and after the date of this Agreement, upon the reasonable request of a Party, the other Party shall use its commercially reasonable best efforts to execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and fully effectuate the intent and purposes of this Agreement.

18. Notices. All notices or other communications required or permitted by this Agreement shall be in writing to the addresses set forth in the preamble to this Agreement (or to such other addresses as may be specified by a Party to the other Party pursuant to notice given by such Party in accordance with the provisions of this Section 18) and shall be deemed to have been duly received:

(a)
if given by fax or email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

(b)	if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

(c)	if given by courier, messenger or other means, when received or personally delivered.

19. Insider Trading.  Buyer hereby certifies that he has not, nor through any of his Representatives or third parties, purchased or caused to be purchased in the public marketplace, any publicly traded shares of the Company.  Buyer further certifies he has not communicated the nature of the transactions contemplated by the Agreement, is not aware of any disclosure of non-public information concerning said transactions, and has not, is not and will not be a party to any insider trading of any shares of the Company.

20. Binding Arbitration.  In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, the Parties shall use their commercially reasonable best efforts to settle the dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a reasonably just and equitable solution satisfactory to all Parties. If they do not reach such a solution within a period of sixty (60) calendar days, then, upon notice by a Party to the other Party, all disputes, claims, questions or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) shall be binding and may be entered in any court having jurisdiction thereof.

[Signature Page Follows]

In Witness Whereof, the Parties have executed this Agreement as of the last date written below.

BUYER

By:           _____________________________

Date:           May ___, 2011

COMPANY

Trey Resources, Inc.

By:           ____________________________

Date:           May ___, 2011

EXHIBIT A

CERTIFICATE OF DESIGNATION

See attached